Exhibit 8

May 7, 2013

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005-2858

as Representative of the several

Underwriters to be named in the

within-mentioned Underwriting Agreement

Re: Proposed Public Offering by Colfax Corporation

Dear Sirs:

The undersigned understands that Deutsche Bank Securities Inc. (“Deutsche Bank”), as representative of the several underwriters to be named therein (the “Representative”), proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Colfax Corporation, a Delaware corporation (the “Company”) providing for the public offering of shares (the “Securities”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder, officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during a period of 90 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representative, (A) directly or indirectly, (i) offer, pledge, sell, announce the intention to sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock (including, without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise, or (B) make any demand for or exercise any right with respect to, the registration of any of the Company’s Common Stock or any security convertible into or exercisable or exchange for Common Stock (including, without limitation, pursuant to any registration rights agreement that the undersigned may be party to with the Company, which registration rights agreement shall be superseded by this lock up agreement to the extent inconsistent with the terms hereof).

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Representative, provided that (1) the Representative receives a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be; (2) any such transfer shall not involve a disposition for value; (3) such transfers are not required to be reported during the Lock-Up Period in any public report or filing with the Securities and Exchange Commission, or otherwise; and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i) as a bona fide gift or gifts, or

(ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin), or

(iii) as a distribution to limited partners or stockholders of the undersigned, or

(iv) to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned.

Furthermore, the undersigned may sell shares of Common Stock of the Company purchased by the undersigned on the open market following the public offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

Notwithstanding the foregoing, if:

(1) during the last 17 days of the 90-day Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the 90-day Lock-Up Period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 90-day Lock-Up Period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the Representative waives, in writing, such extension.

The undersigned hereby acknowledges and agrees that written notice of any extension of the 90-day Lock-Up Period pursuant to the previous paragraph will be delivered by the Representative to the Company (in accordance with the notice provisions of the Underwriting

Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Very truly yours,

Signature:

Print Name:

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